UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

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DATE OF REPORT (Date of earliest event reported):  December 18, 2006

EGL, INC.

(Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation)

000-27288 (Commission File No.)	76-0094895 (IRS Employer Identification No.)
15350 Vickery Drive Houston, Texas 77032 (Address of principal executive offices, including ZIP code)
(281) 618-3100 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

101592296.1, Form 8-K

Item 5.02

Compensatory Arrangements of Certain Officers.

Effective December 18, 2006, the Compensation Committee of the Board of Directors of EGL, Inc., a Texas corporation (the “Company”), adopted the Company’s 2007 Incentive Bonus Plan for Global Corporate Management and Staff (the “Incentive Plan”).  Under the Incentive Plan, the Company’s global corporate management and staff positions are eligible to receive semi-annual bonus awards payable in cash if the Company achieves certain semi-annual operating income performance targets.  Specific amounts to be paid to eligible employees are based on (1) the Company’s performance against its strategic initiatives, (2) departmental performance against established goals and (3) the individual’s personal performance against established goals.  Specific departmental and individual goals are established periodically by department heads, managers and senior management.  A copy of the Form of 2007 Incentive Bonus Plan for Global Corporate Management and Staff is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
99.1	2007 Incentive Bonus Plan for Global Corporate Management and Staff

101592296.1, Form 8-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2006
EGL, INC. By: /s/ Dana A. Carabin Dana A. Carabin General Counsel and Corporate Secretary

101592296.1, Form 8-K

Exhibit Index

Exhibit No.	Exhibit
99.1	2007 Incentive Bonus Plan for Global Corporate Management and Staff

101592296.1, Form 8-K